Exhibit 16(i) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K


DECLARED: MONTHLY     Schedule for Computation       FUND: OHIO MUNICIPAL
                         of Fund Performance Data           INCOME FUND
PAID:     MONTHLY
                                                   Performance 6 months
                                                   ending 3/31/91
                    Average Total Return     FYE:  AUGUST 31



Initial Investment of:   $1,000.00 on 10/02/91
Offering Price/Share =   $10.31
NAV =                    $10.00


          Beginning            Capital  Reinvest  Ending          Total
Reinvest  Period    Dividend   Gain     Price     Period  Ending  Investment
Dates     Share    /Share     /Share    /Share    Share   Price   Value
          Base                                    Base

10/02/90  96.993  0.000000000  0.00000  $10.00   96.993   $10.00    $969.93
10/31/90  96.993  0.001500000  0.00000  $10.05   97.138   $10.05    $976.24
11/30/90  97.138  0.060000000  0.00000  $10.18   97.710   $10.18    $994.69
12/27/90  97.710  0.060000000  0.00000  $10.15   98.288   $10.15    $997.62
01/31/91  98.288  0.060000000  0.00000  $10.21   98.866   $10.21  $1,009.42
02/28/91  98.866  0.056000000  0.00000  $10.28   99.404   $10.28  $1,021.88
03/28/91  99.404  0.056000000  0.00000  $10.17   99.952   $10.17  $1,016.51


$1,000 (1+T) =    Ending Redeemable Value